As filed with the Securities and Exchange Commission on April 14, 2011

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form F-1

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

SODASTREAM INTERNATIONAL LTD.

(Exact Name of Registrant as specified in its charter)

N/A

(Translation of Registrant’s name into English)

Israel	3630	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Daniel Birnbaum
Chief Executive Officer
SodaStream International Ltd.
Gilboa Street
Airport City 70100 Israel
+972 (3) 976-2301

(Address, including zip code, and telephone number,
including area code, of Registrant’s principal executive offices)

SodaStream USA Inc.
One Mall Drive
Cherry Hill, NJ 08002
1-800-763-2258

(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies to:

Brian B. Margolis David M. Ruff Orrick, Herrington & Sutcliffe LLP 51 West 52nd Street New York, New York 10019 Tel: 212-506-5000 Fax: 212-506-5151	Chaim Y. Friedland Benjamin J. Waltuch Gornitzky & Co. 45 Rothschild Blvd. Tel Aviv 65784 Israel Tel: 011-972-3-710-9191 Fax: 011-972-3-560-6555	Colin J. Diamond Joshua G. Kiernan White & Case LLP 1155 Avenue of the Americas New York, NY 10036 Tel: 212-819-8200 Fax: 212-354-8113	Barry Levenfeld Shiri Shaham Yigal Arnon & Co. 22 Rivlin Street Jerusalem, Israel 91000 Tel: 011-972-2-623-9220 Fax: 011-972-2-623-9236

Approximate date of commencement of proposed sale to the public:  As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(3)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Ordinary Shares, par value NIS 0.645	1,161,103(2)	$43.50	$50,507,981	$5,864
(1)	Includes 151,448 shares which may be sold pursuant to the underwriters’ over-allotment option.
(2)	The 1,161,103 Ordinary Shares being registered pursuant to this Registration Statement are in addition to the 5,750,000 Ordinary Shares registered pursuant to the Registration Statement on Form F-1 (File No. 333-173283).
(3)	Based on the proposed offering price for the shares offered hereby.

THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE UPON FILING WITH THE COMMISSION IN ACCORDANCE WITH RULE 462(b) UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

EXPLANATORY NOTE

This Registration Statement is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”). The contents of the Registration Statement on Form F-1 (File No. 333-173283) filed by SodaStream International Ltd. with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act, which was declared effective by the Commission on April 13, 2011, are incorporated by reference into this Registration Statement.

The required opinion and consents are listed on an Exhibit Index attached hereto and filed herewith.

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Airport City, Israel on this 14th day of April, 2011.

SodaStream International Ltd.
By: /s/ Daniel Birnbaum Name: Daniel Birnbaum Title: Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date
/s/ Daniel Birnbaum Daniel Birnbaum	Chief Executive Officer and Director	April 14, 2011
* Daniel Erdreich	Chief Financial Officer	April 14, 2011
* Yuval Cohen	Chairman of the Board	April 14, 2011
* Maurice Benady	Director	April 14, 2011
* Eytan Glazer	Director	April 14, 2011
* Lauri A. Hanover	Director	April 14, 2011
* Marc Lesnick	Director	April 14, 2011
* David Morris	Director	April 14, 2011
SodaStream USA Inc.
By: /s/ Gerard Meyer Name: Gerard Meyer Title: President	Authorized Representative in the United States	April 14, 2011
/s/ Daniel Birnbaum Daniel Birnbaum As Attorney-In-Fact

Exhibit Index

Exhibit No.	Description
5.1	Opinion of Gornitzky & Co., Israeli counsel to the Registrant, as to the validity of the ordinary shares (including consent)
23.1	Consent of SomekhChaikin, a member firm of KPMG International
23.2	Consent of Gornitzky & Co., Israeli counsel to the Registrant (included in Exhibit 5.1)
24.1	Power of Attorney (incorporated by reference from the Registrant’s Registration Statement on Form F-1, as amended (File No. 333-173283), initially filed by the Registrant on April 4, 2011 and declared effective by the Securities and Exchange Commission on April 13, 2011).